EXHIBIT 10.19

House Lease Contract

Lessor: Beijing Zhongguancun Internet Education Technology Service Co., Ltd. (hereinafter referred to as Party A)

Lessee: China Liberal (Beijing) Education Technology Co., Ltd. (hereinafter referred to as Party B)

In accordance with relevant national laws and regulations, Party A and Party B, on the basis of equality, free will and consensus through negotiation, enter into the following agreement on matters related to the lease of Party A’s Internet Education Innovation Center Building (hereinafter referred to as the Property), which shall be abode by both parties.

Article I Basic Conditions of House

1. Party A leases the house located at No. 18 Zhongguancun Street. The structure of the house is frame structure.

2. The Leased Property located at the 16 Floor of the Property. The room numbers are 1608, 1610, 1612, 1616 and 1618. The building area of the Leased Property is about 314.90 ㎡(See the area shown in the house diagram). Party A agrees to lease the Leased Property to Party B.

3. Once this contract comes into force, Party A will deliver the attached facilities of the Leased Property to Party B. The above-mentioned facilities shall be subject to the Equipment and Facilities Confirmation Form.

Article II Purpose of the Leased Property

1. The Leased Property is used for the purpose of internet education office only.

2. Unless otherwise agreed upon, Party B may not change the purpose of the Leased Property without the prior written consent of Party A.

Article III Term of Delivery

1. After Party B has paid all deposit , down payment of rent, property management fee and service fee, and this contract came into force, Party A shall deliver the Leased Property to Party B based on agreed date by both parties.

2. When Party A delivers the Leased Property to Party B, representatives of both parties shall inspect the Leased Property and attached facilities together and go through written handover procedures. If Party B leases the Leased Property in his/her own name, he/she shall go through the handover formalities in person.

Article IV Lease Term

The lease term of the Leased Property shall be 730 days from July 1, 2020 to June 30, 2022. The rent-free period is from _________ to _________. During the rent-free period Party B does not have to pay the rental, but shall pay the property management fee, service fee, water fee, electricity fee and other related fees during the period (The property management fee is RMB 1.00 per square meter of construction per day, and the service fee is RMB 0.50 per square meter of construction per day, in total ____ yuan). The standard of water and electricity charges shall be subject to the Tenant’s Manual or the last published price by the property management company.

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Article V Rental, Property Management Fee and Service Fee

1. The rental shall be RMB 5.30/day per square meters of building area, monthly rental shall be RMB 50,764, the total rent of lease term shall be RMB 1,218,336.

2. The property management fee shall be RMB 1.00/day per square meters of building area, monthly property management fee shall be RMB 9,578, the total property management fee of lease term shall be RMB 229,872.

3. The service fee shall be RMB 0.50/day per square meters of building area, monthly service fee shall be RMB 4,789, the total service fee of lease term shall be RMB 114,936.

4. The rental, property management fee and service fee shall be paid in advance. The total amount is RMB 1,563,144 from July 1, 2020 to June 30, 2022. The rental is paid every three months. The total amount is ____ from _____to _____. The rental, property management fee and service fee shall be paid in a lump sum within three days before the due date of the last payment. If the last day of the payment date falls on a statutory holiday, it shall be postponed to the first day after the end of the statutory holiday. Party A shall issue an invoice upon receipt of the rent, property management fee and service fee.

5. If Party B fails to pay any rental, property management fee and service fee as scheduled, it shall pay a penalty to Party A at the rate of 0.5‰ of the balance due that is late per day of delay and corresponding balance due. If Party B fails to pay the aforesaid amount for 15 days, Party A shall have the right to terminate this Contract without any responsibility.

Article VI Deposit

1. The amount of deposit is RMB 195,400. Party B shall pay the deposit to Party A as performance bond on the date of signing this contract. Party A shall issue a receipt upon receipt of the deposit.

2. During the term of this contract, if Party B fails to pay any rental, property management fee, service fee and other fees, Party A shall have right to forfeit all or part of deposit as penalty.

3. If Party B breaches other articles of this contract, Party A shall have right not to refund all or part of deposit as penalty based on default of Party B.

4. During the term of this contract, Party B shall keep the deposit amount unchanged. If Party A forfeits the deposit because Party B violated the contract, Party B shall make up the insufficiency to keep the deposit equal to the amount stipulated in paragraph 1 of this article within 10 days after receiving Party A’s notice. If the deposit is insufficient to cover Party A’s damages, Party B shall pay the rest part. If Party B does not pay the rest of deposit on time, Party A shall have right to terminate this contract at any time.

5. During the term of this contract, Party A shall have the right not to refund the deposit if the contract is terminated due to Party B’s reasons.

6. If this contact is terminated early, or Party B will not renew the contract when the contract expires, Party B shall remove its registered office from the Leased Property within 60 days. If Party B does not breach the contract, Party A shall refund the deposit without interest within 15 days after receiving document of registered address change. If Party B fails to handle the procedures of change of its registered address on time, Party A shall have the right not to refund the deposit, and report such unusual situation to local Industrial and Commercial Bureau, and reserves the right to pursue relevant legal responsibilities of Party B.

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Article VII Other Charges

During the term of this contract, the rental, property management fee and service fee do not include Water, electricity, telephone, parking and other charges. Party B shall pay the Water, electricity, telephone, parking and other charges based on actual amount incurred. The payment date, method and liquidated damages shall be subject to the relevant provisions issued by Party A.

Article VIII Party A’s Rights and Obligations

1. Party A has the right to collect deposit, rental, property management fee, service fee and other relevant fees from Party B in accordance with this contract. If Party B fails to pay above-mentioned fees or deposit over 7 days, Party A has the right to stop providing water, electricity, gas, air conditioning and other services to Party B and refuse Party B’s personnel to enter the premises. In this case, Party B shall be responsible for all the consequences arising therefrom.

2. In case of any emergency (include but not limited) that may endanger the Leased Property, Party A may enter into the Leased Property for handling. Party A shall not be responsible for the damage to Party B’s property caused by Party A or its authorized persons in the course of exercising the rights hereunder in an emergency.

3. Party A shall ensure that the water, electricity, air conditioning and other public facilities of the Leased Property are normally connected, and that the house structure is in good condition, and that the heating, air conditioning, electricity and other systems, as well as the safety and fire prevention facilities and other public facilities of the Leased Property are in normal working condition. Party B shall purchase water and electricity, otherwise Party B shall bear the losses caused by it.

4. According to the actual situation Party A may formulate, publish, revise or abolish the relevant property management regulations and other necessary rules, and notify Party B at any time. However, in case of any conflict between the relevant property management regulations and the provisions of this contract, the provisions of this contract shall prevail.

5. The public facilities of the premises owned by Party A, such as water, electricity and communication pipes. Party A and its maintenance personnel may enter into the Leased Property to inspect, repair or rebuild, except in case of emergency Party A shall notify Party B in advance.

6. In case of any of the following circumstances, Party A has the right to terminate this contract and take back the Leased Property at any time. Party B shall be responsible for compensating Party A for any loss caused thereby:

6.1 Without Party A’s consent, Party B transfers, sublets or subleases the Leased Property to other person;

6.2 Unauthorized decoration or alteration of the leased building structure;

6.3 Changing the use of the Leased Property without authorization;

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6.4 In arrears of rental, property management fees and service fees, other related fees and penalty over 15 days;

6.5 Using Leased Property for illegal activities;

6.6 Damaging the Leased Property on purpose;

6.7 Failing to reach the standard of production safety and refusing to make rectification;

6.8 Refuse to attend the safety knowledge lecture and training organized by the property management company designated by Party A;

6.9 If Party A breaches other provisions of this contract, and can not amend within a prescribed time limit after Party A’s written notice.

7. If an individual will establish a new company using the Leased Property as its registered address. This contract shall be signed by the individual first. Once the new company established, the lessee should be changed to the new company which should be completed with 60 days from the date of signing this contract.

8. If Party B has no intention to renew this contract, Party A may visit the Leased Property with potential lessee within the last month of the term of this contract.

9. During the term of this contract, Party A shall be responsible for the inspection and repair of the premises and relevant facilities, Party B shall provide assistance and shall not obstruct such works. In case the premises and relevant facilities are damaged due to Party B’s reason, Party B will be responsible for repairing.

10. During the term of this contract, in case Party B has intention to demand for financing, Party A and its affiliated funds have preference to participate in Party B’s project investment.

Article IX Party B’s Rights and Obligations

1. Party B shall have the right to use the Leased Property, relevant facilities and equipment independently and correctly in accordance with this contract, and carry out business activities in accordance with the laws without interference from Party A or any third party.

2. If Party B’s improper use, management or maintenance of the Leased Property causes any personal or other property damage, Party B shall settle the disputes caused thereby and bear the legal consequences thereof.

3. Any dereliction of duty, breach of contract or infringement by Party B’s staff, visitors and approved person in the process of using, managing or maintaining the Leased Property shall be deemed as Party B’s own behavior and Party B shall be liable for the corresponding consequences.

4. Party B shall pay rental, property management fee, service fee, deposit and other relevant fees to Party A in accordance with this contract.

5. During the term of this contract, Party B shall abide by all published rules and regulations related to property management, Party A may formulate or modify those rules and regulations at any time.

6. Party B shall keep the Leased Property clean and in good condition. Party B shall be responsible for the daily repair and maintenance of the internal facilities as well as the related expenses. Meanwhile, Party B shall maintain the sanitary and safe conditions of public facilities and public areas.

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7. If the area leased by Party B is more than 500 square meters, Party B shall be responsible for any damage of the fire terminal equipment during the term of this contract.

8. Party B shall not change the original safety and security system of the Leased Property without Party A’s consent.

9. Party B shall not conduct, permit or acquiesce to any activities in the Leased Property that may cause damage to Party A or other tenants/owners or make them psychologically adversely affected or interfere with the normal life and operation of Party A or other tenants/business.

10. Party B shall not pile or place boxes, furniture, garbage and other articles in the hall, stairs, passageways and other public areas, and shall not block the passageway to ensure the passage.

11. Party B shall not change the structure of the Leased Property.

12. Party B shall not place any contraband, inflammable, explosive and other dangerous things or any things that exceed the load of the floor in the Leased Property. Party A reserves the right to specify all safe load weight standards, limits, locations and methods for safe load distribution.

13. Party B shall not hang, post or install advertisements, signs or write words or patterns on the exterior wall, roof, public area or inside the Leased Property without Party A’s consent.

14. Party B shall not transfers, sublets or subleases the Leased Property to other person without Party A’s consent. Party’s obligation shall not be relieved.

15. Party B shall comply with the provisions of the local authorities for fire safety, comprehensive control, safety and security, and submit to Party A’s supervision and inspection, and bear all responsibilities.

16. Party B shall abide by national laws and regulations, shall not engage in illegal business activities or other illegal activities, otherwise, Party B shall bear all legal and economic responsibilities.

17. Party B shall strictly abide by the provisions of the Property Management Convention of Zhongguancun Science and Technology Trade Center (Approval No. 1619) and Tenant Manual of Zhongguancun Internet Education Innovation Center approved by Beijing Residential Area Management Office.

18. Party B shall be obligated to insure production safety liability insurance.

19. If an individual will establish a new company using the Leased Property as its registered address, the individual shall sign this contract first. Once the new company established, the lessee should be changed to the new company which should be completed with 60 days from the date of signing this contract.

Article X Decoration

1. Party B may not make any decoration unless its decoration scheme have been agreed by Party A.

2. Party B shall not male any decoration or moving the fixed devices in the Leased Property without Party A’s written approval.

3. If Party B make decoration or devices that may have an impact on building structure, shall put forward a written application with construction plan and drawing to party 15 days in advance. Party B shall go through the relevant construction procedures at the property and carry out the construction according to the confirmed plan after getting Party A’s approval. All the expenses shall be borne by Party B. Party B shall use qualified materials in accordance with national regulations for decoration.

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4. If Party B undertakes the construction by itself or third party, Party B shall be responsible for all responsibilities during the construction period.

4.1 In case of damage to the public area, leased property, facilities or other accidents due to improper construction, Party B shall make repair or compensation.

4.2 If the actual construction is inconsistent with the construction plan approved by Party A, Party B shall rebuild according to the original plan. In case of any loss due to above-mentioned reason, Party A shall be compensated accordingly. Party B shall not interfere with the public health and public interests in the construction process, and shall not pile up raw materials and garbage in the public area.

4.3 Party B shall clear up the garbage caused by the construction in time.

Article XI Documentation

1. Party A shall provide real estate certificate and other relevant materials when Party A apply for relevant license or certificate.

2. Party B shall provide its valid Business License, Enterprise Organization Code Certificate, Tax Registration Certificate and a copy of the ID card of Legal Representative to Party A for verification at the time of signing this contract. If Party B’s company is planing, Party B shall provide relevant documents and a copy of the ID card of person in charge to Party A for verification.

3. Party B’s company shall be established within 60 days from the date of signing this contract. Once the new company established Party B shall provide a copy of Business License, Enterprise Organization Code Certificate, Tax Registration Certificate and the ID card of Legal Representative to Party A for verification.

4. The employees of Party B shall have valid identity documents.

Article XII Expiration of Contract

1. Upon the expiration of the lease term, Party B shall inform Party A in writing to renew or terminate this Contract within 3 months prior to the expiration of the lease term. Party A shall reply in writing within 1 month prior to the expiry date, and to go through the procedures accordingly.

2. Upon the expiration of the lease term, both parties will negotiate the terms of renewing the lease if Party B performed this contract in good faith.

3. Upon the expiration of the lease term, both parties agree to no renew this Contract, the withdrawal procedures shall be carried out accordingly.

Article XIII Modification and Termination of the Contract

1. If both parties reach a consensus through consultation, the contents agreed herein may be modified. This Contract shall remain valid until the modification agreement takes effect.

2. Unless otherwise agreed herein, during the term hereof, if either party intends to terminate this Contract in advance, it shall notify the other party in writing three months in advance. The termination agreement shall be signed by both parties upon mutual agreement through negotiation. The Contract shall remain valid until the termination agreement takes effect.

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3. Both parties may terminate this contract because of government policy adjustment or force majeure.

4. Party A shall have the right to unilaterally terminate this Contract and take back the Leased Property at any time in case of any of the circumstances specified in Clause 6 of Article 8 hereof.

5. Any loss suffered by any party due to the modification or termination of this Contract shall be indemnified by the responsible party, except where the liability may be exempted according to law and this contract.

Article XIV The Withdrawal Procedures

1. If this Contract is terminated due to the expiration or the occurrence of termination conditions set forth in this Contract, Party B shall complete the withdrawal procedures on the date of the termination of this Contract.

2. If this Contract expires, rescindes or terminates, party B shall return the Leased Property and attached facilities to party A in full on the date of termination.

3. No matter the expiry of the lease, remove or early termination of the circumstances, Party B shall move from the Leased Property on the date of the termination of this Contract, remove all logo and sign from the door, wall and window, and return the Leased Property in good condition. The facilities and equipment of the Leased Property will be restored to the original state. If Party B fails to move out the equipment and goods, Party A shall have the right to dispose of all goods left in the leased property without giving Party B any compensation or compensation.If the aforesaid removal and restoration work is undertaken by Party A or its contractor, Party B shall pay expenses correspondingly.

4. Upon expiration, termination or early termination of the lease term, Party B shall restore the leased property and its fixtures, assembly and equipment to the original condition (except normal depreciation and loss), and return the leased premises to Party A in good, clean, rentable, solid and in a suitable condition for maintenance. Both parties may also agree to keep any interior decoration or appendages in the leased property without paying compensation to party B.

5. Upon expiration, termination or early termination of the lease term, Party B shall dismantle the decoration and additional devices. Otherwise, Party A may require Party B to pay all expenses for recovery.

6. During the withdrawal procedures, Party B’s representative shall inspect the leased property and attached facilities together with Party A’s personnel. After Party A accepts the Property and goes through the written handover procedures, the leased property will be deemed to be returned. Party B shall be liable for compensation if the property or attached facilities were damaged.

Article XV liability for breach of contract

1. Once this contract is signed, both parties shall strictly abide by it. If either party violates the provisions of this contract and causes economic losses to the other party, it shall compensate the other party.

2. Party A shall compensate the actual loss of Party B if the loss caused by Party A due to quality problem or the delay in maintenance and repair of equipment.

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If this contract is terminated due to breach of contract by Party B, Party A shall have the right to take back the leased property unilaterally. The notice of termination shall take effect upon delivery, the deposit shall be paid to Party A as liquidated damages. Party B shall not require Party A to return the deposit or to offset the rent, property management fee, service fee, other expenses, compensation and compensation, etc.

Article XVI Exceptions

1. Both Parties shall not be liable for any damage or loss caused to the leased property due to force majeure.

2. Within the lease term, if one Party fails to perform this contract due to force majeure shall be exempted from liability, but the party should try its best to reduce the loss, and notify the other party in written immediately after the force majeure event occurs, and to provide proof document within 15 days.

3. Unless otherwise provided for in this Contract, to the extent permitted by law, except for the gross negligence of Party A, Party A shall not indemnify or bear any liability to Party B or its users for any of the following circumstances stated in this Article.

3.1 The provisions relating to the safety and protection of the leased property and goods of the office, in particular those relating to the provision for inspection (especially at night) and security by Party A or management authority shall not constitute any obligation of Party A or management authority with respect to the safety or protection of them. Party B shall be solely responsible for the safety or protection of the aforesaid items.

3.2 All other external reasons beyond the control of Party A and the building manager.

Article XVII Waiver

Any waiver of the rights agreed herein shall be made in writing by both parties, otherwise the waiver shall be invalid. If Party A knows breach contract by Party B and accepts rent, property management fee, service fee and other relevant fees, it shall not be deemed that Party A waives the right to pursue Party B’s breach. Even if Party A accepts insufficient rent, property management fee or service fee of Party B, it shall not be deemed that Party A agrees to reduced amount, nor shall it affect Party A’s right to claim for the insufficient amount, nor shall it affect its right to take other measures according to the provisions of this Contract or laws.

Article XVIII Dispute Settlement

1. Any dispute arising from the performance of this contract shall be settled by both parties through negotiation.

2. If both parties are unwilling to negotiate or the negotiation fails, either party may file a lawsuit to the People’s Court of Haidian District.

Article XIX The matter, bills, statements related to this contract and one party think it necessary to notify the other party of any matters shall be deliver to contact address in written. Either party shall promptly notify the other party of any change in contact address.

Article XX Any matters not covered in this contract shall be separately negotiated by both parties and a supplementary contract shall be signed. In case of any inconsistency between the supplementary contract and this contract, the supplementary contract shall prevail. The supplementary contract have the same legal effect with this contract.

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Article XXI The appendix is an integral part of this contract. The words filled in the blanks in this contract and appendix shall have the same legal effect as the printed words. Appendix 1: Confirmation of delivery of the Leased Property; Appendix 2: Statement of responsibility for public security; Appendix 3: Statement of responsibility for work safety; Appendix 4: Statement of responsibility for Fire safety.

Article XXII Matters not specified in this contract, appendix and supplementary contracts shall be governed by the relevant laws, regulations and policies of the People’s Republic of China.

Article XXIII This Contract is signed by authorized representatives of both parties and shall come into force upon being signed and sealed by both parties. This Contract shall be terminated upon expiration or termination of contract.

Article XXIV This Contract is made in two originals, with one held by each party and each copy having the same legal effect.

Remark: If Party B encounters any violation of professional ethics by Party A’s staff in the process of leasing, decoration and fire control approval, such as asking for kickbacks or operating in a black box, please report to the relevant departments of Party A. Hotline: 010-82538600, Email: bangongshi@z-mtb.com.

Party A: Beijing Zhongguancun Internet Education Technology Service Co., Ltd. (Seal)

Legal Representative:

Party B: China Liberal (Beijing) Education Technology Co., Ltd. (Seal)

Legal Representative:

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